EXHIBIT 99.1

Gladstone Investment Corporation Reports Financial Results for the Third Quarter Ended December 31, 2009

  Net Investment Income was $3.1 million, or $0.14 per common share
  Net Decrease in Net Assets Resulting from Operations was $4.4 million, or $0.20 per common share

MCLEAN, Va., Feb. 8, 2010 (GLOBE NEWSWIRE) -- Gladstone Investment Corp. (Nasdaq:GAIN) (the "Company") today announced earnings for the third quarter ended December 31, 2009. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.

Net Investment Income for the quarter ended December 31, 2009 was $3.1 million, or $0.14 per common share, as compared to $3.6 million, or $0.16 per common share, for the quarter ended December 31, 2008, a decrease in Net Investment Income of 14.3%. Net Investment Income for the nine months ended December 31, 2009 was $7.9 million, or $0.36 per common share, as compared to $10.4 million, or $0.49 per common share, for the nine months ended December 31, 2008, a decrease in Net Investment Income of 24.3%. The decrease in Net Investment Income was primarily driven by a reduction of the Company's investment portfolio as a result of the sale of the majority of its senior syndicated loans (primarily to pay off its prior line of credit) during the nine months ended December 31, 2009, partially offset by decreased interest expense on lower outstanding borrowings when compared to the prior year periods.

Net Decrease in Net Assets Resulting from Operations for the quarter ended December 31, 2009 was $4.4 million, or $0.20 per common share, as compared to $3.9 million, or $0.18 per common share, for the quarter ended December 31, 2008, an increase in Net Decrease in Net Assets Resulting from Operations of 12.2%. Net Decrease in Net Assets Resulting from Operations for the nine months ended December 31, 2009 was $31.7 million, or $1.44 per common share, as compared to $7.5 million, or $0.35 per common share, for the nine months ended December 31, 2008, an increase in Net Decrease in Net Assets Resulting from Operations of $24.2 million, and an increase of $1.09 per common share. These differences for both the three and nine month periods ended December 31, 2009, as compared to their respective prior year periods, were due to continuing devaluations, primarily in the Company's equity holdings of its Control investments. The total net losses on investments, including all realized and unrealized gains and losses, for the three and nine month periods ended December 31, 2009 were approximately $7.5 million and $39.6 million, respectively, as compared to total net losses on investments of $7.5 million and $17.9 million, respectively, for the three and nine month periods ended December 31, 2008.

Due to continued depreciation in the Company's investments, the entire portfolio was fair valued at approximately 83% of its cost as of December 31, 2009. The net unrealized depreciation of the Company's investments does not have an impact on its current ability to pay distributions to stockholders, although it may be an indication of future realized losses, which could ultimately reduce the Company's income available for distribution to stockholders.

Total assets were $278.3 million at December 31, 2009, as compared to $326.8 million at March 31, 2009. Net asset value was $7.93 per actual common share outstanding at December 31, 2009, as compared to $9.73 per actual common share outstanding at March 31, 2009.

The annualized weighted average yield on the Company's portfolio, excluding cash and cash equivalents, was 10.68% for the quarter ended December 31, 2009, as compared to 8.76% for the quarter ended December 31, 2008. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not being accrued. The increase in the weighted average yield for the current quarter resulted primarily from the Company's sale of lower interest-bearing senior syndicated loans during the nine months ended December 31, 2009. The effect of continuing reductions in LIBOR has been mitigated by the presence of a rate floor or fixed rate on most of the remaining loans held in the Company's portfolio as of December 31, 2009.

During the third quarter ended December 31, 2009, the Company reported the following significant activity:

  Completed the sales of one senior syndicated loan and a portion of another senior syndicated loan. As a result of these sales, the Company received approximately $5.5 million in aggregate net proceeds and recorded a corresponding net loss of approximately $1.3 million. The proceeds from these sales were used to pay down borrowings on the Company's credit facility;
  Refinanced its revolving line of credit with Chase Holdings II Corp. to a third party; the outstanding balance of $3.5 million, plus accrued interest, was repaid in full, and the proceeds were used to pay down borrowings on the Company's credit facility.
  One of the Company's portfolio companies entered into an agreement with an investment banker to act as an advisor in assessing strategic investment alternatives;
  A. Stucki Holding Corp. declared and paid accrued cash dividends on its preferred stock, of which the Company received approximately $953,000, and the proceeds were used to pay down borrowings on the Company's credit facility;
  Assumed 100% ownership of Mathey Investments, Inc., disbursing approximately $282,000 to buy out Mathey's previous stockholders;
  Purchased $85.0 million of short-term United States Treasury securities (the "Treasury Securities") from Jefferies & Company, Inc. ("Jefferies") with $10.0 million in funds drawn on the Company's credit facility and the proceeds from a $75.0 million short-term loan from Jefferies, with an effective annual interest rate of approximately 0.59%, that matured on January 7, 2010 (the "Short-Term Loan"); and
  Paid monthly distributions of $0.04 per share for each of the months of October, November and December 2009.

At December 31, 2009, the Company held four Non-Control/Non-Affiliate investments, eight Control investments and four Affiliate investments. Additionally, approximately 50% of the aggregate fair value of the Company's investment portfolio at December 31, 2009 was comprised of senior term debt, approximately 37% was senior subordinated term debt and approximately 13% was preferred and common equity securities, as outlined in the following table:

	December 31, 2009
(in thousands)	Cost	Fair Value

Senior Term Debt	$103,154	$93,161
Senior Subordinated Term Debt	77,424	70,479
Preferred & Common Equity Securities	45,322	23,746
Total Investments	$225,900	$187,386

"We will strive to maintain our portfolio mix of mezzanine and equity investments and hope to grow our overall investment portfolio over the long term. While we continue to worry about the economy which is reflected in our limited investment activity over the past year, we believe there are increased opportunities for new investments. Our goal continues to be the maintenance and consistency of our distributions to stockholders," said Dave Dullum, President.

Subsequent to December 31, 2009:

  The Company repaid the Short-Term Loan in full and repaid the amount drawn on the credit facility upon maturity of the Treasury Securities;
  The Company declared monthly cash distributions of $0.04 per common share for each of the months of January, February and March 2010.

The financial statements below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended December 31, 2009, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q with the Securities and Exchange Commission (the "SEC") today, which can be retrieved from the SEC's website at www.sec.gov or from the Company's website at www.GladstoneInvestment.com. A paper copy can be obtained free of charge by writing to the Company at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The Company will hold a conference call Tuesday, February 9, 2010 at 8:30 am EST. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for questions. A replay of the conference call will be available through March 9, 2010. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 342045. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The event will be archived and available for replay on the Company's website through May 9, 2010.

Gladstone Investment Corporation is an investment company that seeks to make debt and equity investments in small and medium-sized private businesses in the U.S. in connection with buyouts and other recapitalizations. For more information please visit the Company's website at http://www.GladstoneInvestment.com.

The statements in this press release regarding the Company's ability to maintain the portfolio mix of investments, to grow the overall investment portfolio and to continue its current rate of distributions to stockholders are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the duration and potential future effects of the current economic downturn on the Company and its portfolio companies, the Company's ability to raise additional capital, the Company's ability to renew or extend its credit facility, the Company's ability to maintain its status as a regulated investment company and the Company's ability to generate net investment income. Additional factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements also include those factors listed under the caption "Risk Factors" of the Company's prospectus as filed with the SEC on October 14, 2009 and the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, as filed with the SEC on February 8, 2010. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

GLADSTONE INVESTMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 31,	March 31,
	2009	2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$87,872	$7,236
Investments at fair value
Non-Control/Non-Affiliate investments (Cost of $22,902 and $134,836, respectively)	19,404	94,740
Control investments (Cost of $150,107 and $150,081, respectively)	130,955	166,163
Affiliate investments (Cost of $52,891 and $64,028, respectively)	37,027	53,027
Total investments (Cost of $225,900 and $348,945, respectively)	187,386	313,930
Interest receivable	1,373	1,500
Due from Custodian	766	2,706
Deferred financing fees	512	1,167
Prepaid assets	300	172
Other assets	70	132
TOTAL ASSETS	$278,279	$326,843

LIABILITIES
Accounts payable and accrued expenses	$200	$1,283
Fee due to Administrator	156	179
Fees due to Adviser	793	187
Short-term loan	75,000	--
Borrowings under line of credit at fair value (Cost of $26,750 and $110,265, respectively)	26,883	110,265
Other liabilities	246	127
TOTAL LIABILITIES	103,278	112,041
NET ASSETS	$175,001	$214,802

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value, 100,000,000 shares authorized, 22,080,133 shares issued and outstanding at December 31, 2009 and March31, 2009	$22	$22
Capital in excess of par value	264,576	257,361
Net unrealized depreciation of investment portfolio	(38,514)	(35,015)
Net unrealized depreciation of derivative	(34)	(53)
Net unrealized appreciation of borrowings under line of credit	(133)	--
Accumulated net investment loss	(50,916)	(7,513)
TOTAL NET ASSETS	$175,001	$214,802
NET ASSETS PER SHARE	$7.93	$9.73

GLADSTONE INVESTMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$489	$2,339	$1,840	$6,797
Control investments	2,856	3,068	8,593	8,372
Affiliate investments	1,605	1,478	4,533	3,938
Cash and cash equivalents	1	21	1	67
Total interest income	4,951	6,906	14,967	19,174
Other income	970	96	1,066	682
Total investment income	5,921	7,002	16,033	19,856

EXPENSES
Loan servicing fee	886	1,258	2,892	3,769
Base management fee	113	442	588	1,303
Incentive fee	588	--	588	--
Administration fee	156	195	527	642
Interest expense	385	1,823	1,640	4,009
Amortization of deferred finance costs	436	46	1,187	324
Professional fees	182	69	502	383
Stockholder related costs	49	112	276	413
Insurance expense	71	57	190	165
Directors' fees	48	50	147	145
Other	61	57	198	246
Expenses before credit from Adviser	2,975	4,109	8,735	11,399
Credit to base management fee	(127)	(694)	(591)	(1,964)
Total expenses net of credit to base management fee	2,848	3,415	8,144	9,435
NET INVESTMENT INCOME	3,073	3,587	7,889	10,421

REALIZED AND UNREALIZED (LOSS) GAIN ON:
Realized loss on sale of Non-Control/Non-Affiliate investments	(1,318)	--	(35,922)	(4,215)
Realized loss on termination of derivative	--	--	(53)	--
Net unrealized appreciation (depreciation) of Non-Control/Non-Affiliate investments	1,383	(6,988)	36,597	(7,714)
Net unrealized (depreciation) appreciation of Control investments	(8,853)	1,755	(35,234)	7,728
Net unrealized appreciation (depreciation) of Affiliate investments	1,257	(2,294)	(4,862)	(13,687)
Net unrealized (depreciation) appreciation of derivative	(7)	--	19	--
Net unrealized depreciation (appreciation) of borrowings under line of credit	45	--	(133)	--
Net loss on investments and borrowings under line of credit	(7,493)	(7,527)	(39,588)	(17,888)

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(4,420)	$(3,940)	$(31,699)	$(7,467)

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$(0.20)	$(0.18)	$(1.44)	$(0.35)

SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted weighted average shares	22,080,133	22,080,133	22,080,133	21,367,871

GLADSTONE INVESTMENT CORPORATION
FINANCIAL HIGHLIGHTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT AMOUNTS)
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Per Share Data (1)
Net asset value at beginning of period	$8.24	$10.57	$9.73	$12.47

Income from investment operations:
Net investment income (2)	0.14	0.16	0.36	0.49
Realized loss on sale of investments (2)	(0.06)	--	(1.63)	(0.20)
Net unrealized depreciation of investments (2)	(0.28)	(0.34)	(0.16)	(0.64)
Net unrealized appreciation of borrowings on line of credit (2)	--	--	(0.01)	--
Total from investment operations	(0.20)	(0.18)	(1.44)	(0.35)

Distributions from:
Net investment income	(0.12)	(0.24)	(0.36)	(0.72)
Total distributions (3)	(0.12)	(0.24)	(0.36)	(0.72)

Effect of shelf offering:
Shelf registration offering costs	0.01	--	--	(0.03)
Effect of distribution of stock rights offering after record date (4)	--	--	--	(1.22)
Total effect of shelf offering	0.01	--	--	(1.25)

Net asset value at end of period	$7.93	$10.15	$7.93	$10.15

Per share market value at beginning of period	$4.83	$6.81	$3.67	$9.32
Per share market value at end of period	4.56	4.91	4.56	4.91
Total Return (5)	(3.18)%	(19.59)%	34.06%	(41.23)%
Shares outstanding at end of period	22,080,133	22,080,133	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of period	$175,001	$224,117	$175,001	$224,117
Average net assets (6)	179,155	229,256	194,783	232,053

Senior Securities Data:
Borrowings under line of credit and short-term loan	$101,883	$117,864	$101,883	$117,864
Asset coverage ratio (7)	270%	290%	270%	290%
Asset coverage per unit (8)	$2,704	$2,901	$2,704	$2,901

Ratios/Supplemental Data:
Ratio of expenses to average net assets (9), (10)	6.64%	7.17%	5.98%	6.55%
Ratio of net expenses to average net assets (9), (11)	6.36%	5.96%	5.57%	5.42%
Ratio of net investment income to average net assets (9)	6.86%	6.26%	5.40%	5.99%

(1)	Based on actual shares outstanding at the end of the corresponding period.
(2)	Based on weighted average basic per share data.
(3)	Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
(4)	The effect of distributions from the stock rights offering after the record date represents the effect on net asset value of issuing additional shares after the record date of a distribution.
(5)	Total return equals the change in the market value of the Company's common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan.
(6)	Calculated using the average of the balance of net assets at the end of each month of the reporting period.
(7)	As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings.
(8)	Asset coverage per unit is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1 thousand of indebtedness.
(9)	Amounts are annualized.
(10)	Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
(11)	Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.
CONTACT: Gladstone Investment Corp.
         Investor Relations
         703-287-5839